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                        EXHIBIT 5 UNDER FORM N-1A
                    EXHIBIT 10 UNDER ITEM 601/REG SK

                     MONEY MARKET OBLIGATIONS TRUST

                      INVESTMENT ADVISORY CONTRACT

     This Contract is made between FEDERATED MANAGEMENT, An investment adviser registered under the Investment Advisers Act of 1940 having its principal place of business in Pittsburgh, Pennsylvania (the "Adviser"), and MONEY MARKET OBLIGATIONS TRUST, a Massachusetts business trust having its principal place of business in Pittsburgh, Pennsylvania (the "Trust").

     WHEREAS, the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940 (the "Act") and is registered as such with the Securities and Exchange Commission; and

     WHEREAS, the Adviser is engaged in the business of rendering investment advisory and management services.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     1. The Trust hereby appoints Adviser as Investment Adviser for each of the portfolios ("Funds") of the Trust on whose behalf the Trust executes an exhibit to this Contract, and Adviser, by its execution of each such exhibit, accepts the appointments. Subject to the direction of the Trustees of the Trust, Adviser shall provide investment research and supervision of the investments of each of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

     2. Adviser, in its supervision of the investments of each of the Fund will be guided by each of the Fund's fundamental investment policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statement and exhibits as may be on file with the Securities and Exchange Commission.

     3. The Trust shall pay or cause to be paid, on behalf of each Fund, all of the Fund's expenses and the Fund's allocable share of Trust expenses, including without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of officers and Trustees of the Trust; fees for investment advisory services and personnel and administrative services; fees and expenses of preparing and its Registration Statements under the Securities Act of 1933 Act and any amendments thereto; expenses of registering and qualifying the Trust, the Funds and shares of the Funds ("Shares") under Federal and state laws and regulations; expenses of preparing, printing and distributing prospectuses (and any amendments thereto) and sales literature to current shareholders; interest expense, taxes, fees and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents and registrars; printing and mailing costs, auditing, accounting and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues; and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds. The Trust will also pay each Fund's allocable share of such extraordinary expenses as may arise, including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers, Trustees, employees, distributors, and agents with respect thereto.

     4. The Trust, on behalf of each of the Funds shall pay to Adviser, for all services rendered to such Fund by Adviser hereunder, the fees set forth in the exhibits attached hereto.

     5. The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

     6. This Contract shall begin for each Fund on the date that the Trust executes an exhibit to this Contract relating to such Fund. This Contract shall remain in effect for each Fund until the first meeting of Shareholders held after the execution date of an exhibit relating to the respective Fund, and if approved at such meeting by the shareholders of a particular Fund, shall continue in effect for such Fund for two years from the date of its execution and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Trust in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund.

     7. Notwithstanding any provision in this Contract, it may be terminated at any time with respect to any Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of that Fund, as defined in Section 2(a)(42) of the Act on sixty (60) days' written notice to Adviser.

     8. This Contract may not be assigned by Adviser and shall automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

     9. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding or sale of any security.

     10. This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust), cast in person at a meeting called for that purpose, and on behalf of a Fund by a majority of the outstanding voting securities of such Fund as defined in Section 2(a)(42) of the Act.

     11. The Adviser acknowledges that all sales literature for investment companies (such as the Trust) are subject to strict regulatory oversight. The Adviser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates which mentions the Trust (or any Fund) to the Trust's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature. The Trust agrees to cause its distributors to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise Adviser of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

     12. Adviser is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations pursuant to this Contract of a particular Fund and of the Trust with respect to that particular Fund be limited solely to the assets of that particular Fund, and Adviser shall not seek satisfaction of any such obligation from the assets of any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

     13. This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

     14. This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract.

                      INVESTMENT ADVISORY CONTRACT

                                EXHIBIT A

                       GOVERNMENT OBLIGATIONS FUND

     For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to
 .20 of 1% of the average daily net assets of the Fund.

     The fee shall be accrued daily at the rate of 1/365th of .20 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this 11th day of December, 1989.


Attest:                                FEDERATED MANAGEMENT



/s/S. Elliott Cohan                    By:/s/ Mark L. Mallon
              Assistant Secretary                      Exec. Vice
President


Attest:                                MONEY MARKET OBLIGATIONS TRUST



/s/Jeannette Fisher-Garber             By:/s/J. Christopher Donahue
              Assistant Secretary
President



                      INVESTMENT ADVISORY CONTRACT

                                EXHIBIT B

                         PRIME OBLIGATIONS FUND

     For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to
 .20 of 1% of the average daily net assets of the Fund.

     The fee shall be accrued daily at the rate of 1/365th of .20 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this 11th day of December, 1989.

Attest:                                FEDERATED MANAGEMENT



/s/S. Elliott Cohan                    By:/s/ Mark L. Mallon
              Assistant Secretary                      Exec. Vice
President


Attest:                                MONEY MARKET OBLIGATIONS TRUST



/s/Jeannette Fisher-Garber             By:/s/J. Christopher Donahue
              Assistant Secretary
President

                      INVESTMENT ADVISORY CONTRACT

                                EXHIBIT C

                       PRIME PLUS OBLIGATIONS FUND

     For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to
 .20 of 1% of the average daily net assets of the Fund.

     The fee shall be accrued daily at the rate of 1/365th of .20 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this 11th day of December, 1989.

Attest:                                FEDERATED MANAGEMENT



/s/S. Elliott Cohan                    By:/s/ Mark L. Mallon
              Assistant Secretary                      Exec. Vice
President


Attest:                                MONEY MARKET OBLIGATIONS TRUST



/s/Jeannette Fisher-Garber             By:/s/J. Christopher Donahue
              Assistant Secretary
President



The Prime Plus Obligations Fund was dissolved 2/28/91.
                      INVESTMENT ADVISORY CONTRACT

                                EXHIBIT D

                        TAX-FREE OBLIGATIONS FUND

     For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to
 .20 of 1% of the average daily net assets of the Fund.

     The fee shall be accrued daily at the rate of 1/365th of .20 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this 11th day of December, 1989.

Attest:                                FEDERATED MANAGEMENT



/s/S. Elliott Cohan                    By:/s/ Mark L. Mallon
              Assistant Secretary                      Exec. Vice
President


Attest:                                MONEY MARKET OBLIGATIONS TRUST



/s/Jeannette Fisher-Garber             By:/s/J. Christopher Donahue
              Assistant Secretary
President

                      INVESTMENT ADVISORY CONTRACT

                                EXHIBIT E

                        TREASURY OBLIGATIONS FUND

     For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to
 .20 of 1% of the average daily net assets of the Fund.

     The fee shall be accrued daily at the rate of 1/365th of .20 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this 11th day of December, 1989.

Attest:                                FEDERATED MANAGEMENT



/s/S. Elliott Cohan                    By:/s/ Mark L. Mallon
              Assistant Secretary                      Exec. Vice
President


Attest:                                MONEY MARKET OBLIGATIONS TRUST



/s/Jeannette Fisher-Garber             By:/s/J. Christopher Donahue
              Assistant Secretary
President


                                EXHIBIT F

                      INVESTMENT ADVISORY CONTRACT

                   TREASURY OBLIGATIONS CASH RESERVES

     For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to
 .20 of 1% of the average daily net assets of the Fund.

     The fee shall be accrued daily at the rate of 1/365th of .20 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this 18th day of February, 1992.


Attest:                                FEDERATED MANAGEMENT



/s/S. Elliott Cohan                    By:/s/ Mark L. Mallon
              Assistant Secretary                      Exec. Vice
President


Attest:                                MONEY MARKET OBLIGATIONS TRUST



/s/Jeannette Fisher-Garber             By:/s/J. Christopher Donahue
              Assistant Secretary
President


Treasury Obligations Cash Reserves was dissolved 8/28/92.
                                EXHIBIT G

                      INVESTMENT ADVISORY CONTRACT

                     AUTOMATED CASH MANAGEMENT TRUST

     For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to
0.50 of 1% of the average daily net assets of the Fund.

     The fee shall be accrued daily at the rate of 1/365th of 0.50 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this 1st day of June, 1994.


Attest:                                FEDERATED MANAGEMENT



/s/ S. Elliott Cohan                   By:  /s/ William D. Dawson
              Assistant Secretary                      Exec. Vice
President


Attest:                                MONEY MARKET OBLIGATIONS TRUST



 /s/ Jeannette Fisher-Garber           By:  /s/ J. Christopher Donahue
              Assistant Secretary
President